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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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Surmodics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SURMODICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 26, 2004, at 4:00 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

1.	To set the number of directors at nine (9).

2.	To elect Class II directors.

3.	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on December 12, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed Proxy in the envelope provided for your convenience. The prompt return of Proxies will save the Company the expense of further requests for Proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth Chairman and Chief Executive Officer

Eden Prairie, Minnesota
December 22, 2003

SURMODICS, INC.

Annual Meeting of Shareholders
January 26, 2004

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of SurModics, Inc. (“the Company”) for use at the Annual Meeting of Shareholders to be held on January 26, 2004, at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement thereof.

     The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company, by filing a new written Proxy with an officer of the Company or by voting at the meeting. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but which lack any such specification will, subject to the following, be voted in favor of the proposal set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” Proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related Proxy and notice of meeting will first be mailed to shareholders on or about December 22, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed December 12, 2003, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 12, 2003, 17,467,965 shares of the Company’s Common Stock were issued and outstanding. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of December 12, 2003. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of	Number of Shares		Percent of
Beneficial Owner	Beneficially Owned		Class (1)

Dale R. Olseth	1,344,760	(2)	7.7%
9924 West 74th Street
Eden Prairie, MN 55344

David A. Koch	1,059,820	(3)	6.1%
9924 West 74th Street
Eden Prairie, MN 55344

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 12, 2003, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group of which such individual is a member.

(2)	Includes 5,000 shares held by Mr. Olseth’s wife, 48,260 shares that may be acquired upon exercise of stock options which are exercisable as of December 12, 2003 or within 60 days of such date and 2,500 shares held by the Olseth Family Grandchildren Educational Trust, over which Mr. Olseth has shared voting and investment power.

(3)	Includes 51,600 shares which may be acquired by Mr. Koch upon exercise of stock options that are exercisable as of December 12, 2003 or within 60 days of such date, 62,000 shares held by the Greycoach Foundation, over which Mr. Koch has shared voting and investment power, and 172,000 shares held by a Trust for the benefit of Mr. Koch’s wife and children, over which Mr. Koch has shared voting and investment power.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of December 12, 2003, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named executive officers) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

				Aggregate
				Number of
				Common
				Shares
Name of Beneficial Owner	Current		Acquirable	Beneficially	Percent of
or Identity of Group	Holdings		within 60 days	Owned	class (1)

Dale R. Olseth	1,296,500	(2)	48,260	1,344,760	7.7%
David A. Koch	1,008,220	(3)	51,600	1,059,820	6.1%
Patrick E. Guire, Ph.D.	349,479	(4)	10,000	359,479	2.1%
Kendrick B. Melrose	255,749	(5)	51,600	307,349	1.8%
Marie J. Versen	39,514		25,000	64,514	*
Lise W. Duran, Ph.D.	35,539	(6)	26,200	61,739	*
Kenneth H. Keller, Ph.D.	6,800	(7)	32,600	39,400	*
John A. Meslow	28,000		10,800	38,800	*
Gerald B. Fischer	10,950		1,600	12,550	*
Robert W. Elliott	4,000		1,000	5,000	*
Jose H. Bedoya	—		1,400	1,400	*
John W. Benson	—		1,200	1,200	*
Jane M. Nichols	—		1,000	1,000	*
All officers and directors as a group (19 persons)	3,077,863		301,260	3,379,123	19.0%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	See footnote (2) to preceding table.

(3)	See footnote (3) to preceding table.

(4)	Includes 132,000 shares held by Mr. Guire’s wife.

(5)	Includes 29,893 shares held by the Kendrick B. Melrose Family Foundation, over which Mr. Melrose has shared voting and investment power, and 272 shares held in accounts for his minor grandchildren for which accounts he is the custodian and has sole voting and investment power over such shares.

(6)	Represents shares owned jointly by Ms. Duran and her husband.

(7)	Includes 3,200 shares held by minor children as to which Mr. Keller has shared voting and investment power.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined by the shareholders. The Company’s Nominating Committee has recommended that the number of directors continue to be set at nine (9). The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class II will be elected at the Annual Meeting. The Class II directors will be elected to a three-year term and, therefore, will hold office until the Company’s 2007 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The terms of Class III and I directors continue until 2005 and 2006, respectively.

     The Nominating Committee has nominated John W. Benson, Gerald B. Fischer, and Kendrick B. Melrose for re-election as Class II directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Nominating Committee or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve. Under applicable Minnesota law, approval of the proposal to set the number of directors at nine (9), as well as the election of each Class II nominee, requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by Proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,366,992 shares.

     The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

Name	Age	Position with Company

Dale R. Olseth	73	Chairman and Chief Executive Officer
Patrick E. Guire, Ph.D.	67	Senior Vice President and Chief Scientific Officer and Director
John W. Benson (1)(4)	59	Director
Jose H. Bedoya (1)(4)	47	Director
Gerald B. Fischer (2)(3)(4)	60	Director
Kenneth H. Keller, Ph.D. (1)(2)(4)	69	Director
David A. Koch (1)(2)(4)	73	Director
Kendrick B. Melrose	63	Director
John A. Meslow (1)(4)	64	Director

(1)	Member of the Organization and Compensation Committee.

(2)	Member of the Audit Committee.

(3)	The Board of Directors has determined that Mr. Gerald B. Fischer qualifies as an “audit committee financial expert” under federal securities laws.

(4)	Member of the Nominating Committee.

     Dale R. Olseth (Class III) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company, and the Boards of Otologics LLC and the University of Minnesota Foundation. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986.

     Patrick E. Guire, Ph.D. (Class I) is a co-founder of the Company and has served as Senior Vice President and Chief Scientific Officer and a director since 1980. Dr. Guire is responsible for the research affairs of the Company. Prior to founding SurModics, Dr. Guire was employed by Kallestad Laboratories, Inc. as a senior scientist from 1978 to 1979.

     John W. Benson (Class II) has been a director since May 22, 2003. Benson retired from 3M Company in February 2003 where he served in various capacities for 35 years. Prior to his retirement, he served as Executive Vice President, Health Care Markets. Mr. Benson currently serves on the Board of Regents at St. Olaf College.

     Jose H. Bedoya (Class I) has been a director of the Company since 2002. Mr. Bedoya is President of Otologics LLC, a Colorado-based technology company he founded in 1996 to develop implantable devices to assist the severely hearing-impaired. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

     Gerald B. Fischer (Class II) has been a director of the Company since 2002. He is President and Chief Executive Officer of the University of Minnesota Foundation, a position he has held since 1990. From 1985 to 1989, Mr. Fischer was with First Bank System, now U.S. Bancorp, serving as Executive Vice President, Chief Financial Officer and Treasurer. Previous to that he spent 18 years in various finance positions at Ford Motor Company and its affiliates.

     Kenneth H. Keller, Ph.D. (Class III) has been a director of the Company since 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the President of the University from 1985 to 1988. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997.

     David A. Koch (Class III) has been a director of the Company since 1988. He has served as the Chairman Emeritus of Graco Inc. since May 2001, Chairman from 1985 to 2001, as its Chief Executive Officer from 1985 to 1996 and as its President and Chief Executive Officer from 1962 to 1985. He has served as Chairman of SoftPac Industries Inc. since 2000.

     Kendrick B. Melrose (Class II) has been a director of the Company since 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc.

     John A. Meslow (Class I) has been a director of the Company since 2000. He served as Senior Vice President and President — Neurological Business of Medtronic, Inc. from 1985 until his retirement in 2000.

Code of Ethics and Business Conduct

     We have adopted the SurModics Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.surmodics.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Majority of Independent Directors; Committees of Independent Directors

     Our Board of Directors has determined that Messrs. Benson, Bedoya, Fischer, Keller, Koch and Meslow, constituting a majority the Board of Directors, are independent directors in accordance with rules of the NASD since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Olseth and Guire are precluded from being considered independent by NASD rules since they currently serve as executive officers of the Company. Mr. Melrose is also precluded from being considered independent by NASD rules since he serves as an executive officer of an entity at which one of the Company’s executive officers served as a member of the compensation committee within the past three years.

     Each member of the Company’s Audit Committee, Organization and Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASD rules.

Committee and Board Meetings

     The Company’s Board of Directors has three standing committees, the Audit Committee, the Organization and Compensation Committee and the Nominating Committee. The Audit Committee is responsible for reviewing the Company’s internal control procedures and the quarterly and annual financial statements of the Company, and reviewing with the Company’s independent public accountants the results of the annual audit. The Audit Committee held four meetings during fiscal 2003. The Organization and Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company’s employee stock plans. The Organization and Compensation Committee met three times during the year. The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors. Although the Nominating Committee will consider nominees submitted by shareholders, the Nominating Committee has not developed any formal policies regarding its consideration of such nominees, procedures for shareholders to submit names of nominees to the Nominating Committee or its process for evaluating any such shareholder nominees. Any shareholder wishing to recommend a nominee for the Nominating Committee’s consideration should submit the candidate’s name and qualifications in a writing addressed to the chairman of the Nominating Committee at the Company’s principal office. The Nominating Committee was created in November 2003 and, as a result, did not meet in fiscal year 2003.

     During fiscal 2003, the Board of Directors held six formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of Committee(s) of which he was a member in fiscal year 2003.

Directors Fees

     Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with nonqualified stock options as determined by the Board of Directors from time to time. The non-employee directors currently hold nonqualified stock options to purchase an aggregate of 193,400 shares of Common Stock. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire ten years after the date of grant. Such options vest over five year periods commencing on the date of grant. In addition, all directors are reimbursed for their travel-related expenses incurred in attending meetings of the Board of Directors.

AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD rules.

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee: Gerald B. Fischer, Chairman Kenneth H. Keller, Ph.D. David A. Koch

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation

     The Organization and Compensation Committee (“Committee”) of the Board of Directors of the Company is currently composed of five of the Company’s outside directors. None of the members of the Committee is an employee or executive officer of the Company. Dale R. Olseth, the Company’s Chief Executive Officer, served until March 2003 as a member of the compensation committee of The Toro Company. Kendrick B. Melrose, who was a member of the Company’s Compensation Committee until May 2003, serves as the Chief Executive Officer of The Toro Company.

     Compensation Philosophy

     The Committee’s executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of executive officers and employees with those of shareholders. The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits and long-term incentive opportunities in the form of stock options, restricted stock grants and stock ownership. The Committee’s position is that stock ownership by executive officers and employees is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.

     Base Salary

     Base salaries for executive officers of the Company are reviewed by the Committee. The Committee assesses the executive officer’s level of responsibility, experience, individual performance, and accountabilities relative to other Company executive officers and external market practices. The Company’s annual base salaries for its executive officers are generally conservative when compared to base salaries offered by comparable companies. However, the Committee believes that executive officers’ base salaries, when combined with incentive plans based on the Company’s financial performance, are generally competitive with compensation levels at comparable companies. The Company’s pay-for-performance philosophy places a substantial portion of executive officers’ total compensation “at risk” while providing compensation opportunities which are comparable to the market levels.

     Incentives

     The Company may grant some executive officers long-term awards, including performance awards, stock options, and restricted stock. The purposes of the awards are to:

     (i) focus executives on the achievement of performance objectives that enhance shareholder value;

     (ii) emphasize the importance of balancing present business needs and long-term goals critical to the future success of the Company; and

     (iii) attract and retain executive officers of superior ability.

     Annual Incentive Plan. The Company has adopted a cash bonus plan that enables the Company’s employees, including its executive officers, to earn an additional percentage of their annual base salary based on the achievement of certain financial goals by the Company. Pursuant to this plan, executive officers may earn up to an additional 32% of their respective annual base salaries if the goals are met. The actual percentage award for all employees is determined based on the achievement of certain revenue and operating income goals for the fiscal year.

     2003 Equity Incentive Plan. Under the Company’s 2003 Equity Incentive Plan, 600,000 shares of Common Stock were reserved for issuance to executive officers, directors, consultants and employees. Options granted under the plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 of the Internal Revenue Code. The options are granted at 100% of the fair market value of the Common Stock on the date of grant. Options typically expire seven to ten years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing one year after the date of grant. The 2003 plan also allows the plan administrator to grant award of restricted stock.

     Shareholders approved the 2003 Equity Incentive Plan at the 2003 Annual Meeting of Shareholders. Following the approval of the 2003 Plan, no further options or restricted stock awards will be granted from the 1997 Incentive Stock Option Plan, the Nonqualified Stock Option Plan, or the Restricted Stock Plan described below.

     1997 Incentive Stock Option Plan. Under the Company’s 1997 Incentive Stock Option Plan, 1.2 million shares of Common Stock were reserved for issuance to executive officers and employees. The 1997 Plan requires that the option price per share must be at least 100% of the fair market value of the Common Stock on the date of the option grant. Options typically expire seven years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year commencing one year after the date of grant. There are approximately 683,790 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the 1997 Incentive Stock Option Plan.

     Nonqualified Stock Option Plan. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options are granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing two years after the date of grant. There are approximately 174,275 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the 1997 Nonqualified Stock Option Plan.

     Restricted Stock Plan. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant. No further stock awards will be granted from the Restricted Stock Plan.

     General

     The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company also maintains a 401(k) savings plan in which all qualified employees, including the executive officers, may participate. The Company provides matching contributions to the savings plan for all participating employees, allowing such employees to earn up to an additional 3% of their annual base salary. In addition, the Company maintains a Stock Purchase Plan that permits qualified employees, including executive officers, to purchase stock of the Company at favorable prices. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2003.

     Chief Executive Officer Compensation

     Dale R. Olseth served as the Company’s Chief Executive Officer in fiscal 2003. His annual base salary and eligibility for annual incentives, set forth in the following tables, were determined in accordance with the policies described above as applicable to all executive officers.

     Other

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly-held corporation to $1 million. In fiscal 2002, the Company did not pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1 million and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

Members of the Committee: John A. Meslow, Chairman Jose H. Bedoya John W. Benson Kenneth H. Keller, Ph.D. David A. Koch

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the “Named Executive Officers”) who received total salary and bonus compensation in excess of $100,000 for 2003.

Summary Compensation Table

	Annual Compensation			Long Term Compensation

				Restricted Stock	Securities
Name and Principal	Fiscal	Salary	Bonus	Award(s)	Underlying Options	All Other
Position	Year	($)	($)(1)	($) (2)	(# of shares)	Compensation (3)

Dale R. Olseth,	2003	$182,539	$57,600	$0	20,000	$3,618
Chairman and Chief Executive Officer	2002	$171,661	$37,794	$0	0	$3,681
	2001	$168,305	$21,978	$0	0	$3,177

Robert W. Elliott, Jr.,	2003	$130,657	$41,603	$0	5,000	$63,920
Vice President, Licensing Counsel	2002	$50,469	$41,116	$65,400	5,000	$981
	2001	$0	$0	$0	0	$0

Jane M. Nichols,	2003	$121,340	$40,005	$0	7,500	$0
Vice President of Marketing	2002	$0	$0	$0	0	$0
	2001	$0	$0	$0	0	$0

Lise W. Duran, Ph.D.,	2003	$114,671	$36,342	$0	8,000	$3,440
Vice President of Product Development	2002	$111,669	$24,510	$0	0	$3,307
	2001	$107,176	$13,986	$0	0	$3,215

Marie J. Versen,	2003	$108,176	$34,284	$0	8,000	$1,827
Vice President of Quality Management	2002	$106,760	$23,121	$0	0	$1,699
and Regulatory Compliance	2001	$99,972	$12,656	$0	0	$1,629

(1)	Represents amounts earned under a bonus plan for the Company’s officers enabling them to receive a payout of up to 32% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year. Mr. Elliott’s 2002 Bonus included a one-time $30,000 Hiring Bonus.

(2)	Represents the dollar value of the restricted stock award calculated by multiplying the number of shares awarded by the closing market price on the date of the grant. The award was for 2,000 shares and will cliff vest five years after the date of grant. Mr. Elliott is the only Named Executive Officer who held any unvested restricted stock awards as of the 2003 fiscal year end. As of such date, the aggregate number of shares and value of Mr. Elliott’s restricted stock holdings were 2,000 and $65,400 respectively. The holder of a restricted stock award is entitled to receive all dividends attributable to the shares.

(3)	Represents contributions made by the Company under its 401(k) plan. Mr. Elliott’s 2003 Other Compensation included a one-time $60,000 relocation payment.

Option/SAR Grants During 2003 Fiscal Year

     The following table sets forth information regarding stock options granted to Named Executive Officers during the fiscal year ended September 30, 2003. The Company has not granted stock appreciation rights.

					Potential Realizable
	Number of				Value At Assumed
	Securities	% of Total			Annual Rates Of Stock
	Underlying	Options/SARs			Price Appreciation
	Options/SARs	Granted to	Exercise or		For Option Term
	Granted	Employees in	Base Price	Expiration
Name	(#) (1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Dale R. Olseth	20,000	8.3%	$29.17	3/17/10	$237,500	$553,480
Robert W. Elliott, Jr.	5,000	2.1%	$29.17	3/17/10	$59,375	$138,370
Jane M. Nichols	5,000	2.1%	$34.77	11/18/09	$70,775	$164,935
	2,500	1.0%	$29.17	3/17/10	$29,688	$69,185
Lise W. Duran, Ph.D.	8,000	3.3%	$29.17	3/17/10	$95,000	$221,392
Marie J. Versen	8,000	3.3%	$29.17	3/17/10	$95,000	$221,392

(1)	Such options are exercisable annually as to 20% of the total number of shares commencing one year after the date of grant.

Aggregated Option/SAR Exercises during 2003 Fiscal Year
and Fiscal Year End Option/SAR Values

     The following table provides information related to the exercise of stock options during fiscal 2003 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

			Number of Unexercised
			Securities Underlying		Value of Unexercised In-the-
			Options at 9/30/03		Money Options at 9/30/03(1)

	Shares Acquired on	Value
Name	Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dale R. Olseth	NA	NA	48,260	36,000	$916,915	$129,965
Robert W. Elliott, Jr.,	NA	NA	1,000	9,000	$0	$0
Jane M. Nichols	NA	NA	0	7,500	$0	$0
Lise W. Duran, Ph.D.	NA	NA	26,200	18,800	$369,581	$73,250
Marie J. Versen	NA	NA	25,000	16,000	$367,448	$68,389

(1)	Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 30, 2003 on the Nasdaq National Market was $26.83.

(2)	Value is equal to the difference between the closing price as quoted on the Nasdaq National Market on the date of exercise and the option exercise price per share multiplied by the number of shares to which the exercise relates.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans in effect as of September 30, 2003.

	(a)	(b)	(c)
	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))

Equity compensation plans approved by shareholders	808,690 (1)	$22.41 (1)	618,609 (2)
Equity compensation plans not approved by shareholders	174,275	$6.37	0

TOTAL	982,965	$19.57	618,609

(1)	Excludes shares of common stock that may be issuable under the Company’s 1999 Employee Stock Purchase Plan;

(2)	Includes 470,100 shares available for future issuance are under the 2003 Equity Incentive Plan and 148,509 shares available under the 1999 Employee Stock Purchase Plan.

     Nonqualified Stock Option Plan. The Nonqualified Stock Option Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998 and it was not approved by shareholders. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options were granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing one year after the date of grant. There are approximately 174,275 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the 1997 Nonqualified Stock Option Plan.

     Restricted Stock Plan. The Restricted Stock Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998, and it has not been approved by shareholders. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant. No further stock awards will be granted from the Restricted Stock Plan.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies). The comparison assumes $100 was invested on March 3, 1998 (the date of the Company’s initial public offering) and assumes reinvestment of dividends.

Comparison of Cumulative Total Return Among SurModics,
the Nasdaq Stock Market (U.S.) and the Nasdaq Medical Industry Index
(Medical Devices, Instruments and Supplies)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to Insiders were complied with, except that each of Messrs. Bedoya, Elliott, Fischer, Guire, Keller, Koch, Melrose, Meslow, and Olseth and Ms. Versen were late filing a Form 4 reporting one transaction.

INDEPENDENT PUBLIC ACCOUNTANT

     On June 28, 2002, upon recommendation and approval of its Board of Directors, the Company ceased its client-auditor relationship with Arthur Andersen LLP, the principal independent accountant that the Company engaged for prior fiscal years. Arthur Andersen LLP’s report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding June 28, 2002, any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On June 28, 2002, the Company selected Deloitte & Touche LLP to act as the Company’s independent accountant for fiscal 2003, and the Audit Committee has selected Deloitte & Touche LLP to be the Company’s Independent Public Accountants in fiscal 2004. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for fiscal 2003 and reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2003 were $95,645.

     Financial Information Systems Design and Implementation Fees. Deloitte & Touche LLP did not bill any fees for financial information systems design and implementation during fiscal 2003.

     All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for all other non-audit services rendered to the Company during fiscal 2003, primarily fees for tax-related services, were $95,599.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence and has determined that such services have not adversely affected Deloitte & Touche LLP’s independence.

OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2005 annual meeting of shareholders must be received by the Company by August 20, 2004, to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2005 annual meeting.

     Also, if a shareholder proposal intended to be presented at the 2005 Annual Meeting but not included in the Company’s Proxy Statement and Proxy is received by the Company after October 30, 2004, then management named in the Company’s Proxy for the 2005 Annual Meeting will have discretionary authority to vote shares represented by such Proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

ANNUAL REPORT

     A copy of the Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2003, accompanies this Notice of Meeting and Proxy Statement. No part of the Annual Report, including any portion of the Annual Report on Form 10-K, is incorporated herein and no part thereof is to be considered proxy soliciting material.

EXHIBITS TO FORM 10-K

     The Company will furnish to each person whose Proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such report and/or exhibits(s) should be directed to Mr. Philip D. Ankeny, Vice President and Chief Financial Officer, at the Company’s principal address.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth Chairman and Chief Executive Officer

Dated:	December 22, 2003
Eden Prairie, Minnesota

SURMODICS, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
January 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints DALE R. OLSETH and PHILIP D. ANKENY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 4:00 p.m. (Minneapolis time) on January 26, 2004, and at any adjournment thereof, and the undersigned hereby revokes all Proxies previously given with respect to the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

SURMODICS, INC. 2004 ANNUAL MEETING
The Board of Directors recommends that you vote FOR each proposal below.

1.	Set the number of directors at nine (9)	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2. Elect Class II directors:	1 — John W. Benson
	2 — Gerald B. Fischer	[ ]	FOR all nomi-	[ ]	WITHHOLD AUTHORITY
	3 — Kendrick B. Melrose		nees listed to the		to vote for all nominees
			left (except as		listed to the left.
specified below)
(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) in the box provided to the right)		[____________________________________________________]

     This Proxy also authorizes the Proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Check appropriate box. Indicate changes below:
Address Change? [ ]	Name Change? [ ]	Date	NO. OF SHARES

Attending Meeting? [ ]	[____________________________________________________]

Signature(s) in Box
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.